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                                                                   EXHIBIT 3.1.2


                              ARTICLES OF AMENDMENT
                                     TO THE
                           SECOND AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                               FLORIDA BANKS, INC.

               The name of the Corporation is FLORIDA BANKS, INC.

         The undersigned certifies, on behalf of the Corporation, that pursuant to the authority contained in its Second Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), and in accordance with the provisions of ss.607.0602(4) of the Florida Business Corporation Act (the "Act"), the Board of Directors of the Corporation by unanimous written consent, dated May 18, 2001, pursuant to ss.607.0821 of the Act, duly approved and adopted the following resolution, which resolution is effective without approval of the Corporation's shareholders pursuant to ss.607.0602(4) of the Act and remains in full force and effect on the date hereof:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Articles of Incorporation and ss.607.0602 of the Act, a series of preferred stock of the Corporation be, and it hereby is, created, and the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

         1. DESIGNATION. The designation of the series of preferred stock created by this resolution shall be Series B Preferred Stock, $68.00 par value per share (hereinafter referred to as the "Series B Preferred Stock"), and the initial number of shares constituting such series shall be 110,000. Such number may be increased or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors. The Series B Preferred Stock shall rank prior to the common stock of the Corporation, $.01 par value per share (the "Common Stock"), with respect to the payment of dividends and the distribution of assets.

         2. DIVIDEND RIGHTS.

                  (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, compounding cumulative cash dividends, accruing from the date of issuance, at an annual rate of 7.0% per share (expressed as a percentage of the $68.00 per share liquidation preference set forth in Section 3 hereof plus, as described below, the amount of arrearages in the payment of dividends) (subject to reduction as provided in subparagraph (b) below), and no more, payable in arrears in quarterly installments to be mailed: (i) no later than forty-five days after the end of the fourth fiscal quarter of each fiscal year of the Corporation; and (ii) no later than fifteen
         (15) days after the end of the first, second and third fiscal quarters of each fiscal year of the Corporation. Dividends on the Series B Preferred Stock shall be compounding cumulative so that if, for any dividend accrual period, cash dividends at the rate specified herein are not declared and paid or set aside for payment, the amount of




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         accrued but unpaid dividends shall accumulate and shall be added to the dividends payable for subsequent dividend accrual periods, and the amount of such arrearages shall, for purposes of calculating the amount of dividends accruing after such arrearage occurs, be added to the amount upon which dividends accrue. The rate at which dividends are paid shall be adjusted for any combinations or divisions or similar recapitalizations affecting the shares of Series B Preferred Stock. So long as any shares of Series B Preferred Stock are outstanding, (i) the amount of all dividends paid with respect to the shares of Series B Preferred Stock pursuant to this subparagraph shall be paid pro rata to the holders entitled thereto and (ii) holders of shares of Series B Preferred Stock shall be entitled to receive the dividends provided for in this subparagraph in preference to and in priority over any dividends upon any Common Stock.

                  (b) Dividends on shares of Series B Preferred Stock shall be cumulative from the date of issuance whether or not there shall be funds available for the payment thereof under Florida law or under the provisions hereof. Accumulations of dividends on the Series B Preferred Stock shall not bear interest. The Corporation shall not (i) declare, pay or set apart for payment any dividends or distributions on any stock ranking as to dividends junior to the Series B Preferred Stock (other than dividends paid in shares of such junior stock) or (ii) make any purchase or redemption of, or any sinking fund payment for the purchase or redemption of, any stock ranking as to dividends junior to the Series B Preferred Stock (other than a purchase or redemption made by issue or delivery of such junior stock) unless all dividends payable on all outstanding shares of Series B Preferred Stock for all past dividend periods shall have been paid in full or declared and a sufficient sum set apart for payment thereof.

         3. LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock at that time shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $68.00 per share plus an amount equal to accrued and unpaid dividends thereon through and including the date of such distribution, and no more, before any distribution shall be made to the holders of any class of stock of the Corporation ranking junior to the Series B Preferred Stock as to the distribution of assets.

                  (b) If the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to the Series B Preferred Stock, the holders of Series B Preferred Stock at that time shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.



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                  (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph.

         4. CONVERSION RIGHTS. The shares of Series B Preferred Stock shall be convertible into shares of Common Stock on the following terms and conditions:

                  (a) The Series B Preferred Stock will automatically convert on a ten-for-one (10:1) basis, or the then current adjusted basis as set forth below (the "Conversion Rate"), into shares of authorized but unissued Common Stock upon the occurrence of any of the following: (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity, or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of Common Stock; (ii) the sale of all or substantially all of the assets of the Corporation; (iii) the average market value per share of the Common Stock for any thirty (30) consecutive trading day period is $8.00 per share or greater; or (iv) the Corporation consummates an underwritten public offering of any shares of Common Stock at a price of $8.00 per share or higher.

                  (b) Each share of Series B Preferred Stock may be converted, at the Conversion Rate, into shares of authorized but previously unissued Common Stock at any time, at the option of the holder upon the delivery of a fully executed notice of conversion in the form attached hereto as Exhibit A.

                  (c) Promptly upon the occurrence of any of the events set forth in Sections 4(a) or 4(b) above and the surrender of the certificate or certificates representing the share or shares of Series B Preferred Stock to be converted, the Corporation shall cause to be issued and delivered to said holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such share or shares. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date of conversion, at which time the rights of the holder of such share or shares as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series B Preferred Stock. The Corporation shall pay cash for any fractional shares which the Corporation otherwise would have been required to issue upon any conversion of such shares. The amount of such cash shall be determined in accordance with the Conversion Price in effect on the date of such conversion.


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                  (e) The market value of the Common Stock shall be determined as follows:

                           (i) If the Common Stock is listed on a national
                  securities exchange or admitted to unlisted trading privileges on such exchange, or traded or listed for trading on the NASDAQ market system or other nationally recognized market, the market value shall be the last reported sale price of the Common Stock on such exchange, system or market on any applicable date (which, in the case of determining the market value of fractional shares issuable upon conversion, shall be the last business day prior to the date of conversion). If no such sale is made on such day, the market value shall be the average closing bid and asked prices for such day on such exchange, system or market.

                           (ii) If the Common Stock is not so listed, traded or
                  admitted to unlisted trading privileges, the market value shall be the average closing bid and asked prices reported by the National Quotation Bureau, Inc. on any applicable date (which, in the case of determining the market value of fractional shares issuable upon conversion, shall be the last business day prior to the date of conversion). If bid and asked prices are not so reported, the market value shall be an amount determined by the Corporation's independent certified public accountants or other nationally recognized independent certified public accountants or professional appraisal firm specified by the Corporation.

                  (f) The Conversion Rate in effect at any time shall be subject to adjustment as follows:

                           (i) The Conversion Rate shall be adjusted if the
                  Corporation (aa) declares or makes a distribution or dividend on its Common Stock in shares of its capital stock, (bb) subdivides its outstanding shares of Common Stock into a greater number of shares, (cc) combines its outstanding shares of Common Stock into a smaller number of shares or (dd) issues by reclassification of its shares of Common Stock (including any reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of Common Stock. The Conversion Rate in effect at the time of the record date for such dividend or distribution, or the effective date of any subdivision, combination or reclassification, shall be adjusted so that the holder of any shares of Series B Preferred Stock after such time shall be entitled to receive the number and kind of shares which it would have owned or have been entitled to receive if such shares had been converted immediately prior to such time. Similar adjustments shall be made successively whenever any event listed above shall occur.



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                           (ii) In the event of any consolidation of the
                  Corporation with, or merger of the Corporation into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), the holders of the Series B Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock or other securities of property, including cash, or any combination thereof, receivable upon such consolidation or merger by a holder of the number of shares of Common Stock of the Corporation into which such shares might have been converted immediately prior to such consolidation or merger. The provisions of this subparagraph shall similarly apply to successive consolidations and mergers.

                  (g) The Corporation shall at all times reserve and keep available out of its authorized Common Stock, free from preemptive rights, such shares of Common Stock as shall be issuable upon conversion of the Series B Preferred Stock. All shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued shares of the Corporation's authorized Common Stock and shall be fully paid and nonassessable, free of all liens and charges and not subject to preemptive rights.

         5. VOTING RIGHTS. Holders of Series B Preferred Stock shall have no voting rights except as required by law.

         6. REACQUIRED SHARES. Shares of Series B Preferred Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of the Corporation's preferred stock without designation as to series.

         7. NO SINKING FUND. Shares of Series B Preferred Stock are not subject to the operation of a sinking fund.

         8. TIER 1 CAPITAL. The Series B Preferred Stock shall at all times constitute Tier 1 Capital of the Corporation within the meaning of all regulations now in effect applicable to bank holding companies promulgated by the Board of Governors of the Federal Reserve System and any other applicable regulatory agency or authority. Accordingly, if any provision hereof would result in the failure of the Series B Preferred Stock to constitute Tier 1 Capital within the meaning of any such regulations, such provision shall be void and of no further force or effect.

         The foregoing Amendment to the Corporation's Second Amended and Restated Articles of Incorporation is filed pursuant to ss.607.1006 of the Act and was duly adopted by the



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unanimous written consent of the Corporation's Board of Directors without a meeting pursuant to ss.607.0821 of the Act and is effective without approval of the Corporation's shareholders pursuant to ss.607.0602(4) of the Act.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of the 18th day of May, 2001.



                                      /s/ T. EDWIN STINSON, JR.
                                      ------------------------------------------
                                      T. Edwin Stinson, Jr.,
                                      Secretary




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                                    EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series B Preferred Stock)

         The undersigned hereby irrevocably elects to convert ______ shares of Series B Preferred Stock, represented by stock certificate No(s). __________ (the "PREFERRED STOCK CERTIFICATES") into shares of common stock ("COMMON STOCK") of FLORIDA BANKS, INC., a Florida corporation (the "CORPORATION"), according to the conditions set forth in the Corporation's Articles of Amendment to the Second Amended and Restated Articles of Incorporation, dated May 18, 2001. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

* The undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth above in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:
      -------------------------------------------------------------------------
Address:
         ----------------------------------------------------------------------


         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

Date of Conversion:__________________________
Number of Shares of
Common Stock to be Issued pursuant to
Conversion of Series B Preferred Stock:
------------------------------------------

         Signature:
                   ------------------------------------------------------------
         Name:
              -----------------------------------------------------------------
         Address:
                    -----------------------------------------------------------

* The Corporation is not required to issue shares of Common Stock until the original Series B Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent.